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                                   EXHIBIT 1
                                   ---------
                             JOINT FILING AGREEMENT


   In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree, without admitting beneficial ownership, to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with regard to the Class A Common Stock, par value $0.01 per share, of pcOrder.com, Inc., and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 28th day of December, 2000.


                                    TRILOGY SOFTWARE, INC.

                                    By: /s/ JOSEPH A. LIEMANDT
                                        ---------------------------------------
                                        Joseph A. Liemandt
                                        President and Chief Executive Officer


                                    TRILOGY, INC.

                                    By: /s/ JOSEPH A. LIEMANDT
                                        ---------------------------------------
                                        Joseph A. Liemandt
                                        President and Chief Executive Officer


                                        /s/ JOSEPH A. LIEMANDT
                                        ---------------------------------------
                                        Joseph A. Liemandt